UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 3, 2007
Famous Dave’s of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN (Address of principal executive offices)	55343 (Zip Code)
(952) 294-1300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 3, 2007, David Goronkin, President and Chief Executive Officer of Famous Dave’s of America, Inc. and a member of the Company’s Board of Directors, advised the Company that he will step down as President and Chief Executive Officer and resign from the Board of Directors effective December 13, 2007.
     Following the effective time of Mr. Goronkin’s resignation, and in accordance with the Company’s previously adopted corporate succession plan, the Company has appointed F. Lane Cardwell, Jr., a member of Famous Dave’s Board of Directors, to serve as interim Chief Executive Officer while the Company undertakes a search for Mr. Goronkin’s permanent replacement. During his service as interim Chief Executive Officer, Mr. Cardwell will be paid $6,000 per week.
     A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Famous Dave’s of America, Inc. Press Release dated December 4, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Famous Dave’s of America, Inc.
Date: December 6, 2007	By:	/s/ Diana G. Purcel
		Name:	Diana G. Purcel
		Title	Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Famous Dave’s of America, Inc. Press Release dated December 4, 2007.